Exhibit 10.15

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE

HARM IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

License Agreement

between	MEDICE Arzneimittel Pütter GmbH & Co. KG
Kuhloweg 37
58638 Iserlohn
Germany
(hereafter “LICENSEE”)

and	Vallon Pharmaceuticals Inc.
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
USA
(hereafter “LICENSOR”)

(LICENSOR and LICENSEE each a “Party” and, collectively, the “Parties”)

PREAMBLE

LICENSOR is active in the development and commercialization of pharmaceutical products for the treatment of central nervous system disorders and owns or controls certain intellectual property rights, secret processes, know-how and technical information relating to the manufacture, formulation and use of “ADAIR” (Abuse Deterrent Amphetamine Immediate Release) for the treatment of Attention-Deficit/Hyperactivity Disorder (ADHD) and Narcolepsy.

LICENSEE is a pharmaceutical company with expertise in manufacturing, marketing and sales of pharmaceutical products, and has a distribution network throughout Europe and other parts of the world.

LICENSEE wishes to receive a license from LICENSOR to develop, manufacture, market and sell Licensed Products in the Territory and LICENSOR is willing to grant such license to LICENSEE.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Definitions

1.1	“Affiliate” shall mean any corporation or other entity, which directly or indirectly controls, is controlled by or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

1.2	“Agreement” shall mean this License Agreement including all Exhibits hereto.

1.3	“Commercially Reasonable Efforts” means, with respect to the development and commercialization of Licensed Products by LICENSEE, [***]. Commercially Reasonable Efforts requires, with respect to an obligation, that LICENSEE: (a) promptly assign responsibility for such obligation to specific employees who are held accountable for progress and monitor such progress on an on-going basis; (b) set and consistently seek to achieve specific and meaningful objectives for carrying out such obligation; and (c) consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives. In each country, territory or region in the Territory where LICENSEE has obtained Marketing Authorization for both the Licensed Product and any Competing Product, Commercially Reasonable Efforts means [***].

1.4	“Competing Product” means any product for the treatment of ADHD, other than the Licensed Product, that is during the term of this Agreement developed and/or commercialized by LICENSEE in any country, territory or region in the Territory, including, without limitation, Attentin®.

1.5	“Confidential Information” shall mean any written, oral or electronic information or data owned or controlled by one Party, which contains trade secrets, Know-How or other proprietary information of that Party.

1.6	“Effective Date” means January 6, 2020.

1.7	“Intellectual Property” shall mean Patent Rights, Know-How and Confidential Information.

1.8	“Know-How” shall mean any proprietary technical or other information, which is not known to the public, whether patentable or not, and whether in written or verbal form, including without limitation, technology, experience, formulae, concepts, discoveries, trade secrets, inventions, modifications, improvements, results, designs, formulae, ideas, analyses, methods, techniques, assays, research plans, procedures, tests, processes (including manufacturing processes, specifications and techniques), laboratory records, reports, summaries, and information contained in submissions to, and information from, regulatory authorities. The fact that an item is known to the public shall not exclude the possibility that a compilation including this item and/ or a development related to the item is or remains not known to the public. Know-How specifically excludes Development Data (as defined in Section 4.1).

1.9	“License” shall have the meaning set forth in Section 2.1.

1.10	“Licensed Product” shall mean all products, processes and services made, used, sold, offered for sale, imported or exported under, pursuant to, or within the scope of LICENSOR Intellectual Property.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

1.11	“LICENSEE Sublicensee” shall mean any Affiliate or Third Party that received an authorized sublicense from LICENSEE under the License.

1.12	“LICENSOR Intellectual Property” shall mean (i) the Patent Rights in the Territory owned or controlled by LICENSOR on or after the Effective Date, including those set forth in Exhibit 1, and (ii) the Know-How or Confidential Information owned or controlled by LICENSOR on or after the Effective Date, (iii) to the extent that those Patent Rights and/ or Know-How and/or Confidential Information are necessary or useful for the development, manufacture, marketing, use and/or sale of abuse-deterrent immediate-release amphetamine.

1.13	"LICENSOR Maintained Intellectual Property" shall mean LICENSOR Intellectual Property and New Intellectual Property.

1.14	“Marketing Application” shall mean the application or other request to receive Marketing Authorization filed with or submitted to a regulatory agency or authority in a certain country, territory or region in the Territory.

1.15	“Marketing Authorization” shall mean, with respect to any country, territory or region in the Territory, the legally required licenses, registrations, permits, approvals and authorizations of the applicable European national regulatory agency or authority and the European Medicines Agency, including any marketing approvals and pricing approvals, necessary to market and sell the Licensed Product in such country, territory or region in the Territory.

1.16	“Net Sales” shall mean, collectively, Type 1 Net Sales and Type 2 Net Sales.

1.17	“New Intellectual Property” shall mean all Intellectual Property generated, conceived or reduced to practice by LICENSEE or LICENSEE Sublicensee under or in performance of this Agreement relating to the manufacture, formulation and/or use of any Licensed Product (including ADAIR), including any improvements of the Licensed Product and/ or its mode of action.

1.18	"Patent Costs" means all reasonable out-of-pocket costs and expenses incurred after the Effective Date associated with the preparation, filing, prosecution, issuance, administrative defense and maintenance of all Patent Rights included in the LICENSOR Maintained Intellectual Property in the Territory. Patent Costs shall also include reasonable out-of-pocket expenses for patentability opinions, inventorship determination, preparation and prosecution of patent application, re-examination, re-issue, interference, post-grant proceedings, and opposition activities related to Patent Rights in the LICENSOR Maintained Intellectual Property in the Territory.

1.19	“Patent Rights” shall mean patents and patent applications as well as any additions, divisionals, continuations, continuations-in-part, substitutions, registrations, revalidations, confirmations, extensions or renewals for, or reissues of any patent or patent application as well as any supplementary protection certificates relating to such patents.

1.20	“Priority Countries” means [***].

1.21	“Specification” shall mean the specifications of the Licensed Product set forth in Exhibit 2.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

1.22	“Territory” shall mean the countries listed in Exhibit 3.

1.23	“Third Party” shall mean any entity other than LICENSOR and its Affiliates and LICENSEE and its Affiliates.

1.24	“Third-Party Distributor” means any LICENSEE Sublicensee that is engaged by LICENSEE in an arm’s length transaction to promote, sell and distribute products, including Products and Competing Products. For the avoidance of doubt, no Affiliate of LICENSEE shall be deemed a Third-Party Distributor.

1.25	“Trademark” means those trademarks owned, licensed or otherwise controlled by LICENSEE or its Affiliates, along with all associated registrations and applications for registration.

1.26	“Type 1 Net Sales” shall mean the gross amounts invoiced by LICENSEE for the sale of Licensed Product to a Third Party that is not a Third-Party Distributor, after deduction of (i) customary trade, cash and/or quantity discounts actually granted in the ordinary course of business; (ii) excise and sales taxes and customs duties, provided and to the extent that they are included in gross amounts invoiced; (iii) amounts actually repaid or credited as rejections, returns or retroactive price reductions in the ordinary course of business, but not in excess of the selling price of the License Product; and (iv) rebates paid in the ordinary course of business, including those paid pursuant to governmental regulations or agreements with governmental entities. Upon the sale or other disposal of Licensed Product other than in a bona fide arm’s length transaction exclusively for money or upon any use of the Licensed Product for purposes which do not result in a disposal of that Licensed Product in consideration of sales revenue customary in the country of use, such sale, other disposal or use shall be deemed to constitute a sale at the relevant open market price in the country in which the sale, other disposal or use occurs, or, if that price is not ascertainable, at the price the goods or services provided in exchange for the Licensed Products would obtain in an arm’s length transaction. For the avoidance of doubt, sales of Licensed Product between LICENSEE and any Third-Party Distributor shall not be counted as Type 1 Net Sales.

1.27	“Type 2 Net Sales” shall mean the gross amounts invoiced by LICENSEE for the sale of Licensed Product to a Third-Party Distributor, after deduction of (i) customary trade, cash and/or quantity discounts actually granted in the ordinary course of business, provided that such discounts are no greater than discounts granted with respect to Competing Products that are promoted and sold by such Third-Party Distributor; (ii) excise and sales taxes and customs duties, provided and to the extent that they are included in gross amounts invoiced; (iii) amounts actually repaid or credited as rejections, returns or retroactive price reductions in the ordinary course of business, but not in excess of the selling price of the License Product; and (iv) rebates paid in the ordinary course of business, including those paid pursuant to governmental regulations or agreements with governmental entities, provided that such rebates are no greater than rebates paid with respect to Competing Products that are promoted and sold by such Third-Party Distributor. Upon the sale or other disposal of Licensed Product other than in a bona fide arm’s length transaction exclusively for money or upon any use of the Licensed Product for purposes which do not result in a disposal of that Licensed Product in consideration of sales revenue customary in the country of use, such sale, other disposal or use shall be deemed to constitute a sale at the relevant open market price in the country in which the sale, other disposal or use occurs, or, if that price is not ascertainable, at the price the goods or services provided in exchange for the Licensed Products would obtain in an arm’s length transaction.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

2.	grant of license

2.1	LICENSOR shall grant and herewith grants an exclusive, revocable, royalty-bearing license to LICENSEE, with the right to sublicense, under the LICENSOR Intellectual Property to develop, use, manufacture, market and sell the Licensed Product in the Territory (the “License”).

2.2	LICENSEE will have the right to grant sublicenses under the License to any Affiliate or any reputable Third Party (each such agreement, a “Sublicense Agreement”) upon the advance written consent of LICENSOR, which consent shall not be unreasonably withheld. Exhibit 6 includes a list of Affiliates and Third Parties that are pre-approved by LICENSOR as acceptable sublicensees as of the Effective Date. Each Sublicense Agreement will be in writing and will be subject to, and consistent with, the terms and conditions of this Agreement, and will not be sublicensable or assignable by such LICENSEE Sublicensee. Each Sublicense Agreement shall (a) include an agreement by the LICENSEE Sublicensee to be bound by the terms and conditions of this Agreement as if such LICENSEE Sublicensee were LICENSEE, to the greatest extent possible, (b) indicate that LICENSOR is a third party beneficiary and entitled to enforce the terms and conditions of the Sublicense Agreement, and (c) except as otherwise provided in this Agreement, provide that the Sublicense Agreement shall terminate automatically upon the termination of this Agreement. LICENSEE will be responsible for the compliance of the LICENSEE Sublicensees with the terms and conditions of this Agreement. LICENSEE will deliver to LICENSOR a true, accurate and complete copy of each Sublicense Agreement, and any and all amendments thereto, within ten days of executing such Sublicense Agreement or amendment. Each Sublicense Agreement will include provisions that assign, to LICENSEE or LICENSOR, all Development Data and New Intellectual Property that such LICENSEE Sublicensees and its employees and agents may develop.

2.3	This Agreement shall not operate to assign or license any Intellectual Property or other proprietary rights of one Party to the other, except as explicitly set forth herein.

3.	JOINT DEVELOPMENT COMMITTEE

3.1	The Parties hereby establish, as of the Effective Date, a joint development committee (the “JDC”) for the purpose of establishing a plan for the development of the Licensed Product in the Territory, monitoring the progress of development activities under such development plan and, as applicable, facilitating the exchange of information relating to development activities. Within 30 days after the Effective Date, each Party shall designate, by written notice to the other Party, [***], representatives to serve on the JDC on behalf of such Party. The Parties’ respective representatives shall be officers, directors, managers or senior level employees with experience and decision-making authority with respect to regulatory affairs, clinical development, and commercial functions. Each Party may substitute any of its representatives, in its sole discretion, effective upon notice to the other Party of such change.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

3.2	The JDC shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than [***] times per year, at a location mutually agreed by the Parties. Alternatively, the JDC may meet by means of teleconference, videoconference or other similar means of communication. Each Party shall bear its own expenses relating to attendance at such meetings by its representatives.

3.3	The JDC shall endeavor to make decisions by consensus. If the JDC is unable to reach consensus with respect to a given matter, then the JDC representatives of either Party may submit such matter to the Chief Executive Officers of the Parties, or their designees (any such designee to be a senior member of the designating Chief Executive Officer’s management team) for resolution. If such matter is not resolved within [***] following such escalation, then [***].

3.4	Notwithstanding any provision of this Agreement to the contrary, (a) each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JDC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing and (b) the JDC shall not have the power to amend this Agreement or otherwise modify or waive compliance with this Agreement in any manner.

3.5	The JDC may be dissolved by agreement of the Parties following LICENSEE’s receipt of Marketing Authorization in each of the Priority Countries or as otherwise agreed by the Parties in writing.

4.	Development of the Licensed product, due diligence, reporting and meetings

4.1	Each Party shall furnish to the other Party on a regular and ongoing basis copies of [***] (collectively, “Development Data”). Each Party hereby grants to the other Party a non-exclusive, worldwide, royalty-free, sublicensable license under the Development Data generated by or on behalf of such Party (including by any LICENSEE Sublicensee), to obtain or maintain Marketing Authorizations for the Licensed Product in the Territory, in the case of LICENSEE, or outside the Territory, in the case of LICENSOR. For the avoidance of doubt, the Party that generates the Development Data shall retain ownership of all such Development Data, subject only to the non-exclusive license granted to the other Party herein and may exploit such Development Data for any and all purposes that do not conflict with the terms or conditions of this Agreement.

4.2	Notwithstanding that set forth in Section 4.1, LICENSEE shall be responsible, at its sole cost, for developing the Licensed Product in the Territory, obtaining Marketing Authorizations for the Licensed Product throughout the Territory and maintaining such Marketing Authorizations throughout the term of this Agreement.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

4.3	LICENSEE undertakes to obtain and maintain during the term of this Agreement all other regulatory authorizations other than Marketing Authorization and to fulfil all other regulatory obligations which are necessary to develop and manufacture, use and sell the Licensed Products in the Territory. LICENSEE shall timely inform the JDC of all of its scheduled meetings with regulatory authorities that relate to the Licensed Product and provide the JDC with summaries of each such meeting promptly after such meeting. Upon LICENSOR’s request, LICENSEE shall cooperate with LICENSOR to enable LICENSOR’s representatives to attend any such meeting. In addition, within [***] after receipt of any correspondence from regulatory authorities or actions conducted by regulatory authorities relating to the manufacture, use and/ or sale of Licensed Product in the Territory, LICENSEE shall provide notice thereof to the JDC, including copies of all written communications and a summary of material oral discussions with the regulatory authorities relating to the Licensed Product. LICENSEE shall inform the JDC without undue delay of any changes in the regulatory situation that may adversely affect the development, manufacture, use and/or sale of Licensed Product in the Territory. In all above-mentioned events LICENSEE and LICENSOR, via the JDC, shall discuss in good faith and agree on a strategy for responding to and/or addressing such events, and if LICENSEE intends to submit a written response or other communication to any regulatory authority, LICENSEE shall provide a draft of the communication to JDC at least [***] prior to submission (or as soon thereafter as is practicable) and consider in good faith any comments made by LICENSOR with respect thereto. LICENSOR may use information exchanged pursuant to this Section 4.3 for any purpose in connection with the development and commercialization of Licensed Products. Upon dissolution of the JDC, any notices or communications by LICENSEE pursuant to this Section 4.3 shall be directed to LICENSOR, in lieu of the JDC, in accordance with this Agreement.

4.4	LICENSEE will develop the necessary background package and will submit a request (a) to the applicable regulatory authority in at least one country, territory or region in the Territory to seek scientific advice on the development of the Licensed Product within [***] after the Effective Date, or as soon thereafter as practicable to the extent (i) the request cannot be submitted without information or materials in LICENSOR’s possession, (ii) LICENSEE has requested such information or materials from LICENSOR and (iii) the furnishing of such information or materials to LICENSEE is unreasonably delayed by LICENSOR, and (b) to the applicable regulatory authority in a second country, territory or region in the Territory to seek scientific advice on the development of the Licensed Product within [***] after meeting with applicable regulatory authorities in the first country in the Territory to gain scientific advice.

4.5	LICENSEE shall use Commercially Reasonable Efforts to obtain, at a minimum and as promptly as practicable, Marketing Authorization for the Licensed Product in each of the Priority Countries. Within [***] after submitting a Marketing Application in any Priority Country, LICENSEE shall prepare and deliver to LICENSOR a commercialization plan outlining its proposed premarketing and marketing activities, including anticipated investments, and five-year forecast of expected sales levels relating to the Licensed Product in such Priority Country. With respect to each country, territory or region in the Territory where LICENSEE obtains Marketing Authorization, LICENSEE shall launch the Licensed Product in such country, territory or region no later than [***] after obtaining such Marketing Authorization.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

4.6	During the term of this Agreement, LICENSEE shall use Commercially Reasonable Efforts to develop, promote and sell the Licensed Product in the Territory as appropriate, using not less than those efforts LICENSEE applies with respect to its other drug candidates and pharmaceutical products of a comparable stage of development and commercial potential. LICENSEE may engage a Third-Party Distributor to promote and sell the Licensed Product in (a) any country, territory or region in the Territory in which LICENSEE has engaged such Third-Party Distributor, as of the Effective Date, to promote and sell Competing Products and (b) such other countries, territories and regions in the Territory as LICENSOR may approve in writing after the Effective Date; provided that LICENSEE shall not at any time sell any Licensed Product to a Third-Party Distributor on more favorable commercial terms (including with respect to unit price, discounts and rebates) than those applicable to LICENSEE’s sale of Competing Products to such Third-Party Distributor. LICENSEE hereby acknowledges and confirms that, as of the Effective Date, LICENSEE has not engaged any Third-Party Distributor to promote and sell Competing Products in Germany, Denmark, Netherlands, Belgium, Austria or Switzerland.

4.7	In order to ensure that all applicable regulatory requirements as well as the Parties’ interests regarding pharmacovigilance of the Licensed Products will be met, the Parties shall exchange appropriate information in accordance with the pharmacovigilance agreement attached hereto as Exhibit 3.

4.8	LICENSEE shall furnish LICENSOR at least [***] with a written report showing on a country-by-country basis the status of the development and marketing of Licensed Product, including filing of Marketing Applications and receipt of Marketing Authorizations, manufacture, reimbursement, promotion and sales of the Licensed Products, and, following receipt of Marketing Authorization, a five-year forecast of expected sales levels relating to the Licensed Product in the applicable country, territory or region. Further, at any time if requested by LICENSOR, and at least [***], the Parties shall meet in person to discuss the status of development and sales of the Licensed Product. Until such time as the JDC is dissolved, upon agreement of the Parties, such discussions may be conducted by the JDC.

5.	Manufacture of licensed product and TEch-Transfer

5.1	Upon LICENSEE’s written request, LICENSOR shall make available to LICENSEE, subject to the confidentiality provisions of Section 12 of this Agreement, copies of all relevant documentation and information owned or controlled by LICENSOR as of the Effective Date that is necessary to enable LICENSEE to manufacture the Licensed Product, such documentation and information to include, as applicable, [***], and provide [***] to facilitate such technology transfer and the commencement of manufacturing of Licensed Product by LICENSEE. Such technical assistance shall be [***]. The details of such tech-transfer shall be governed by Exhibit 5.

5.2	Any Licensed Product manufactured by LICENSEE shall meet the Specifications and shall be manufactured in accordance with current Good Manufacturing Practices (cGMPs). Manufacture shall be made in accordance with all regulatory requirements and shall at all times comply with all applicable laws.

5.3	LICENSOR shall have the right at any time upon [***] notice to inspect the premises of LICENSEE or LICENSEE Sublicensee, or, if applicable, the premises of their respective contract manufacturers, where the Licensed Product is manufactured.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

6.	new intellectual property

6.1	LICENSEE shall inform LICENSOR immediately of any invention included in New Intellectual Property made, conceived or reduced to practice by its employees or agents (including LICENSEE Sublicensees) under this Agreement.

6.2	Title and right to any New Intellectual Property shall belong to LICENSOR, and LICENSEE hereby assigns any and all rights in and to such New Intellectual Property to LICENSOR, but such assigned New Intellectual Property shall be automatically included in the License. LICENSEE agrees to (and to cause its employees and agents (including LICENSEE Sublicensees) to) sign all papers, including confirmatory assignments, to document LICENSOR's ownership of the New Intellectual Property. LICENSEE further agrees to (and to cause its employees and agents (including LICENSEE Sublicensees) to) execute such applications, declarations, statements, and furnish such information and data and take all such other action (including testifying) as LICENSOR may reasonably request to obtain, protect, enforce, assert or maintain such patent, patent applications or other intellectual property rights in the New Intellectual Property.

7.	patent prosecution, infringement

7.1	LICENSOR shall make adequate filings for, prosecute, maintain and defend the LICENSOR Maintained Intellectual Property in the Territory using commercially reasonable efforts, including to defend the LICENSOR Maintained Intellectual Property against objections raised by Third Parties against the validity or patentability of any LICENSOR Maintained Intellectual Property and against any other actions brought by Third Parties for revocation, nullity or invalidation of LICENSOR Maintained Intellectual Property. LICENSEE shall provide all help and assistance reasonably requested by LICENSOR in the filing, prosecution, defense and maintenance of LICENSOR Maintained Intellectual Property in the Territory. LICENSOR shall, with respect to any patent application or issued patent relating to LICENSOR Maintained Intellectual Property in the Territory: (a) keep LICENSEE informed of the filing and progress of all material aspects of the prosecution of patent applications and the issuance of any patents from such patent applications; (b) consult with LICENSEE concerning any material decisions regarding prosecution of such pending applications, including the potential abandonment of such patent applications or patents; (c) accommodate and incorporate to the extent reasonable in the judgment of LICENSOR or LICENSOR's legal counsel any reasonable suggestions provided by LICENSEE; and (d) notify LICENSEE in writing of any additions, deletions, or material changes in the status of such patent or patent applications.

7.2	LICENSEE shall promptly notify LICENSOR of any infringement or suspected infringement by a Third Party of Intellectual Property rights under LICENSOR Maintained Intellectual Property and shall make available to LICENSOR any evidence of such infringement or suspected infringement which is in its possession or can be obtained by it. LICENSOR shall have the first right to conduct any infringement proceedings and LICENSEE shall provide all help and assistance reasonably requested by LICENSOR in such infringement proceedings (including, if reasonably necessary, joining such infringement proceedings as a party). In the event that LICENSOR informs LICENSEE that it does not intend to proceed or that LICENSOR does not initiate any proceedings or action within [***] after notice from LICENSEE of the infringement or suspected infringement, LICENSEE shall be entitled to proceed at its own cost and expense, provided that LICENSEE shall not be entitled to settle any infringement proceedings or waive any rights in LICENSOR Maintained Intellectual Property without the prior written consent of LICENSOR. [***].

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

7.3	LICENSEE shall promptly notify LICENSOR of any claim and of any pending or impending court proceedings for the infringement by LICENSEE or LICENSEE Sublicensee of Third Party Intellectual Property rights through the development, manufacture, use and/or sale of Licensed Product. The Parties shall in that event consult with each other and agree on a defense strategy and strategy for allocation of control of the litigation and allocation of costs. Failing such agreement, LICENSOR shall be entitled to control any ensuing negotiations with the Third Party claimant and for the conduct of the corresponding proceedings and LICENSEE shall, at LICENSOR’s request, reasonably collaborate with LICENSOR and render any reasonable assistance to LICENSOR in the defense of such claim and/or proceedings. In the event of joint defense each Party shall bear its own legal costs incurred in the defense proceedings. Any payment to be made to the Third Party for infringement of Third Party Intellectual Property rights, including, but not limited to, for the avoidance of doubt, damages and royalties to be paid to such Third Party, shall be borne by [***].

7.4	During the term of this Agreement LICENSEE agrees to reimburse LICENSOR for all Patent Costs in relation to the Territory. LICENSEE will remit payment for the reimbursement agreed to herein within [***] of presentation of an itemized statement to LICENSEE which properly documents the Patent Costs.

7.5	If LICENSOR wishes to abandon or allow to lapse any of LICENSOR Maintained Intellectual Property in the Territory, it shall give LICENSEE at least [***] prior written notice of the desired abandonment or lapse to allow LICENSEE the ability to maintain such LICENSOR Maintained Intellectual Property at LICENSEE's sole cost if desired by LICENSEE.

7.6	LICENSEE will comply with all reasonable requests by LICENSOR to mark all Licensed Products in accordance with the statutes relating to marking of patented articles in the jurisdiction in which sold.

8.	upfront payments and Milestone payments

8.1         In consideration of the License, LICENSEE shall pay LICENSOR a one-time payment of $100,000 within 15 days after the Effective Date, but not before LICENSOR has issued a proper invoice to LICENSEE.

8.2	In consideration of the License, LICENSEE shall pay LICENSOR a one-time development milestone payment of $[***] within [***] after LICENSEE or any LICENSEE Sublicensee first obtains Marketing Authorization of the Licensed Product in any country, territory or region in the Territory, but not before LICENSOR has issued a proper invoice to LICENSEE.

8.3	In consideration of the License, LICENSEE shall pay LICENSOR commercialization milestone payments of up to $6,000,000 in the aggregate, as follows: [***]. LICENSEE shall pay the foregoing commercialization milestone payments to LICENSOR within [***] after the end of the calendar year in which the commercialization milestone is first achieved, but not before LICENSOR has issued a proper invoice to LICENSEE.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

9.	royalties; OTHER INCOME

9.1	In consideration for the License, LICENSEE shall pay to LICENSOR royalties of (a) [***]% of Type 1 Net Sales with respect to annual Type 1 Net Sales of up to $[***] and (b) [***]% of Type 1 Net Sales with respect to annual Type 1 Net Sales in excess of $[***]. By way of example, if Type 1 Net Sales in any calendar year total $[***], royalties payable with respect to such calendar year for Type 1 Net Sales shall be $[***], calculated as [***]% of $[***], or $[***], plus [***]% of $[***], or $[***].

9.2	In consideration for the License, LICENSEE shall pay to LICENSOR royalties of (a) [***]% of Type 2 Net Sales with respect to annual Type 2 Net Sales of up to $[***] and (b) [***]% of Type 2 Net Sales with respect to annual Type 2 Net Sales in excess of $[***]. By way of example, if Type 2 Net Sales in any calendar year total $[***], royalties payable with respect to such calendar year for Type 2 Net Sales shall be $[***], calculated as [***]% of $[***], or $[***], plus [***]% of $[***], or $[***].

9.3	In addition, in the event that LICENSEE receives lump sum, down payments, upfront sublicense execution fees, sublicense maintenance fees, milestone payments or other similar payments (collectively, “Other Income”), whether on a recurring or non-recurring basis, from a LICENSEE Sublicensee or other commercialisation partner in relation to the manufacture, use or sale of the Licensed Product or any sublicense granted under the License, LICENSEE shall pay to LICENSOR [***]% of any such Other Income to LICENSOR as a consideration for the grant of the License.

10.	Mode of Payment and Accounting

10.1	LICENSEE shall pay the royalties due to LICENSOR pursuant to Section 9.1 on a [***] basis within [***] after the end of each [***]. LICENSEE shall render to LICENSOR with each such royalty payment a written statement setting forth, on a country-by-country and Territory-wide basis, the basis of the royalties payable for such calendar quarter, including (a) the gross sales of Licensed Product, (b) Net Sales of Licensed Product, (c) deductions taken from gross sales (by category as set forth in the definition of Net Sales) to arrive at the Net Sales calculation, and (d) the royalty due hereunder for the sale of Licensed Products.

10.2	LICENSEE shall make the payments set forth in Section 9.2 with respect to Other Income within [***] after receipt of Other Income from the LICENSEE Sublicensee or other commercialisation partner.

10.3	Each payment shall be made by wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer to the account designated by LICENSOR in writing.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

10.4	All royalty payments to be made under this Agreement shall be made in United States dollars. Net Sales [***] which are not denominated in United States dollars shall be converted into United States dollars at the official exchange rate, as of [***], as published in the Wall Street Journal. Other Income which is not denominated in United States dollars shall be converted into United States dollars at the official exchange rate, as of the date such Other Income is received by LICENSEE, as published in the Wall Street Journal.

10.5	LICENSEE shall keep separate records in sufficient detail to permit the determination of the royalties payable under this Agreement and shall, upon LICENSOR’s request, permit a public accountant, selected by LICENSOR, to have access to and to examine during ordinary business hours such books and records as may be necessary to verify or determine royalties and other payments paid or payable under this Agreement. All costs and expenses in connection with such examination shall be borne by LICENSOR, provided, however, that if such examination reveals a shortfall in payments of more than [***]%, then LICENSEE shall reimburse LICENSOR for all reasonable costs incurred by LICENSOR in connection with such examination. Any shortfall of payments determined by the public accountant shall be made by LICENSEE to LICENSOR within [***] from such determination. Any overpayment determined by the public accountant shall be repaid by LICENSOR to LICENSEE within [***] from such determination.

10.6	Any amounts not paid when due and owed under this Agreement shall bear interest from the due date until, but not including, the day of payment at the rate of [***]. Notwithstanding the foregoing, a Party shall have recourse to any other remedy available at law or in equity with respect to any delinquent payment, subject to the terms of this Agreement.

10.7	Any payment to be made under this Agreement shall be made plus value-added tax, if applicable.

10.8	Any payment to be made under this Agreement shall be made without deduction or withholding of taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment. Any tax required to be withheld on amounts payable under this Agreement shall promptly be paid by LICENSEE on behalf of LICENSOR to the appropriate governmental authority, and LICENSEE shall furnish LICENSOR with an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant tax authority of all amounts deducted and withheld sufficient to enable LICENSOR to claim such payment of taxes. If LICENSOR wishes to benefit from a Treaty of Double Taxation or a similar treaty, the Parties shall consult in order to receive the benefit from such treaty.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

11.	Adverse event reporting

As between the Parties: (a) LICENSEE shall be responsible for the pharmacovigilance surveillance and timely reporting of all relevant Adverse Event Experiences, complaints about Licensed Products, and quality and safety data relating to the Licensed Product to the appropriate regulatory authorities in the Territory; and (b) LICENSOR or its licensee(s) shall be responsible for the pharmacovigilance surveillance and timely reporting of all relevant Adverse Event Experiences, complaints about Licensed Products, and quality and safety data relating to the Licensed Product to the appropriate regulatory authorities outside the Territory, in each case in accordance with applicable laws. The Parties shall cooperate with each other with respect to their respective pharmacovigilance responsibilities, and each Party shall be solely responsible for costs relating to its respective pharmacovigilance responsibilities, unless agreed otherwise by the Parties in writing. Within 90 days after the Effective Date, the Parties shall enter into a pharmacovigilance agreement on terms that comply with ICH guidelines, in substantially the form of Exhibit 4 hereto. Each Party shall provide the other Party with all information necessary or desirable for such other Party to comply with its pharmacovigilance responsibilities, including any Adverse Event Experiences from commercial experiences with the Licensed Product. “Adverse Event Experience” shall mean (i) any finding from tests in laboratory animals or in vitro that suggests a significant risk for human subjects including reports of mutagenicity, teratogenicity or carcinogenicity and (ii) any undesirable, untoward or noxious event or experience associated with the clinical, commercial or other use or occurring following administration, of the Licensed Products in humans, occurring at any dose, whether expected or unexpected and whether or not considered related to or caused by the Licensed Products, including such an event or experience as occurs in the course of the use of the Licensed Products in professional practice, in a clinical trial, from overdose, whether accidental or intentional, from abuse, from withdrawal or from a failure of expected pharmacological or biological therapeutic action of the Licensed Products, and including those events or experiences that are required to be reported to the regulatory authorities, including the European Medicines Agency and the FDA under the respective applicable laws, subject to Exhibit 4

12.	Confidentiality

12.1	All Confidential Information disclosed or provided by either Party to the other Party under or in relation to this Agreement shall be held by the receiving Party in strict confidence. Each Party will use the Confidential Information solely for the purposes set forth in this Agreement. Each Party will take reasonable precautions to maintain the confidentiality of Confidential Information received from the disclosing Party, such precautions to be at least equal to those taken by the receiving Party in respect of its own confidential proprietary information, but in no event using less than reasonable care. The receiving Party shall promptly notify the disclosing Party upon discovery of any use or disclosure of the disclosing Party’s Confidential Information in violation of this Agreement and shall take all such actions as are reasonably necessary to mitigate the unauthorized use or disclosure of the disclosing Party’s Confidential Information.

12.2	Neither Party will publish or disclose the Confidential Information received from the other Party without the prior written consent of the disclosing Party except to any employee, Affiliate, licensee of LICENSOR or LICENSEE Sublicensee, respectively, consultant or collaborator legitimately engaged in the exercise of the rights of that Party set forth in this Agreement, on a need-to-know basis and under written confidentiality obligations at least as strict as under this Agreement. The receiving Party shall be liable for the use of Confidential Information disclosed by it to any aforementioned authorized persons as if the receiving Party has itself used the Confidential Information.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

12.3	The foregoing restrictions on use and disclosure shall not apply to any Confidential Information which:

(a)	is or shall become public knowledge through no breach of this Agreement,

(b)	is known to the receiving Party prior to the date of first disclosure by the disclosing Party as evidenced by the receiving Party’s contemporaneous written records,

(c)	is acquired lawfully by the receiving Party from a Third Party that has no confidentiality obligation to the disclosing Party,

(d)	is developed independently of this Agreement by the receiving Party without use of or reference or access to Confidential Information of the disclosing Party, as evidenced by the receiving Party’s contemporaneous written records,

(e)	is required to be disclosed by law or by order of a court of competent jurisdiction; prompt written notice of this requirement shall be given to the disclosing Party so that it may seek appropriate relief to prevent such disclosure and the disclosure shall be limited to the extent so required and shall be subject to prior consultation with the disclosing Party.

12.4	All Confidential Information shall remain the property of the disclosing Party.

12.5	This Section 12 shall survive expiration or termination of the Agreement for a period of [***].

13.	Warranties, liability and Indemnification, insurance

13.1	Each Party represents and warrants that it has the full right, power and authority to enter into this Agreement and that entering into and performing its obligations set forth in this Agreement does not conflict with any other agreement to which it is party.

13.2	LICENSEE represents and warrants that it shall at all times comply with all applicable laws relating to the development, manufacture and sale of the Licensed Product in the Territory.

13.3	Both Parties acknowledge and agree that Confidential Information may contain personally identifiable information that is subject to, or otherwise afforded protection under, data protection laws, regulations, or statutes (“Data Protection Requirements”), including the General Data Protection Regulation (EU 2016/679), and the Parties shall implement and maintain all necessary and appropriate security measures to protection the confidentiality, integrity, and availability of such information and comply with any and all Data Protection Requirements.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

13.4	LICENSEE shall indemnify, defend and hold LICENSOR and its Affiliates and their respective directors, officers, employees and agents (“Licensor Indemnitees”) harmless from and against any and all liabilities, claims, damages, costs, expenses (including reasonable attorneys’ fees and expenses) or money judgments (collectively “Losses”) incurred by or rendered against any Licensor Indemnitee arising out of or resulting from: (a) the development, manufacture, commercialization or use of any Licensed Product by, on behalf of, or under the authority of, LICENSEE or any LICENSEE Sublicensee; (b) the gross negligence or wilful misconduct of LICENSEE or any LICENSEE Sublicensee or their respective directors, officers, employees, agents, representatives or those of their respective Affiliates or others acting on their behalf; or (c) the material breach by LICENSEE of any of its representations, warranties or covenants set forth in this Agreement, except, in the case of the foregoing clause (c), to the extent caused by the gross negligence or wilful misconduct of LICENSOR or any LICENSOR Indemnitee.

13.5	LICENSOR shall indemnify, defend and hold LICENSEE and its Affiliates and their respective directors, officers, employees and agents (“Licensee Indemnitees”) harmless from and against any and all Losses incurred by or rendered against any Licensee Indemnitee arising out of or resulting from: (a) the gross negligence or wilful misconduct of LICENSOR or its directors, officers, employees, agents, representatives or those of its Affiliates or others acting on its behalf; or (b) the material breach by LICENSOR of any of its representations, warranties or covenants set forth in this Agreement, except, in the case of the foregoing clause (b), to the extent caused by the gross negligence or wilful misconduct of LICENSEE or any LICENSEE Indemnitee.

13.6	During the term of this Agreement, LICENSEE shall maintain product liability insurance in an amount [***] and shall, upon request of LICENSOR provide evidence of such insurance to LICENSOR.

13.7	To the best of its knowledge, LICENSOR believes that the execution and implementation of this Agreement and the distribution, marketing, sale and/or use of the Licensed Product in the Territory will not infringe any registered patent and/or any third party's intellectual or industrial property rights granted on or before the Effective Date. However, both Parties agree that final responsibility to decide whether or not the distribution, marketing, sale and/or use of the Licensed Product in the Territory will give rise to potential risk of infringing a third party's registered patent and/or intellectual or industrial property rights lies with [***]. Notwithstanding the foregoing, LICENSOR makes no warranties, express or implied, that the distribution, marketing, sale and/or use of the Licensed Product in the Territory will not infringe any registered patent and/or any third party's intellectual or industrial property rights.

14.	Term and termination

14.1	The initial term of this Agreement shall commence on the Effective Date and expire on the date that is the fifth anniversary of the date on which LICENSEE first obtains Marketing Authorization in any country, territory or region in the Territory. LICENSEE shall have the option to extend the term of this Agreement for additional periods of five years each by giving written notice of extension to LICENSOR, such extension option to be exercised not later than 12 months prior to the end of the initial term or then current extension period.

14.2	LICENSEE shall be entitled to terminate this Agreement at any time upon [***] prior written notice to LICENSOR.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

14.3	Except to the extent the following is unenforceable under the laws of a particular jurisdiction, if LICENSEE or any LICENSEE Sublicensee, individually or in association with any other person or entity, challenges, or assist a Third Party in challenging, in a legal action or an administrative proceeding the validity, enforceability or patentability of any Patent Right comprising the LICENSOR Intellectual Property, then LICENSOR may, immediately upon written notice to LICENSEE, terminate this Agreement solely with respect to the License for such challenged Patent Right; provided, however, that LICENSOR will not have the right to terminate this Agreement under this Section 14.3 if with respect to any such challenge by any such LICENSEE Sublicensee, LICENSEE terminates the sublicense granted to such LICENSEE Sublicensee within [***] of LICENSOR’s notice to LICENSEE under this Section 14.3. Notwithstanding the foregoing, this Section 14.3 will not apply with respect to any (a) challenge of a claim in a patent, which claim does not cover the composition of matter, formulation, manufacture or use of any Licensed Product or which claim would not otherwise be infringed by the development or commercialization of the Licensed Product; or (b) reissue, reexamination, post-grant proceeding or any other administrative proceeding filed or requested to be filed by LICENSEE or and LICENSEE Sublicensee, with prior written consent from LICENSOR, with respect to any patent comprising the LICENSOR Intellectual Property, in a good faith effort to (i) reinforce the patentability, validity or enforceability of such patent or (ii) expand the claim scope of such patent with respect to the Licensed Product.

14.4	Each Party shall be entitled to terminate this Agreement immediately upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice describing the breach in reasonable detail and demanding remediation, fails to remedy such breach within [***] of receipt of such written notice.

14.5	Each Party shall be entitled to terminate this Agreement immediately upon written notice to the other Party upon the other Party’s liquidation, bankruptcy, receivership, special administration, or any form of voluntary settlement with, or general assignment for the benefit of, its creditors.

14.6	If an event of Force Majeure continues for a period of at least [***], the Party not affected by such event shall have the right to terminate this agreement upon [***] prior written notice to the other Party.

15.	effects of termination

15.1	Neither Party shall be liable to the other Party for any compensation or damages of any kind, whether because of loss of present or anticipated profits or sales, because of expenditures, investments or commitments made in connection with this Agreement, or for any other reason whatsoever, as a result of the expiration of this Agreement or termination of this Agreement in accordance with Sections 14.2, 14.3, 14.5 or 14.6.

15.2	Upon expiration or termination of this Agreement:

(a)	the License and any sublicenses granted by LICENSEE will terminate; provided, however, that if (and only if) expressly approved in writing by LICENSOR at the time of such termination, any or all sublicenses granted by LICENSEE will become direct licenses from LICENSOR;

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

(b)	LICENSEE shall advise LICENSOR, by written notice given within [***] after the expiration or termination of this Agreement, of the quantity of Licensed Product which it has in stock as of the date of expiration or termination of this Agreement, and LICENSOR shall have the right at its discretion to either purchase directly, or arrange that a third party purchases, all or part of LICENSEE`s remaining inventory of Licensed Products at landed cost, or allow LICENSEE to sell out stocks of the Licensed Product during a period of [***] following the date of expiration or termination of this Agreement;

(c)	upon LICENSOR’s written request, LICENSEE will transfer to LICENSOR (i) all Marketing Applications and Marketing Authorizations in the Territory in effect as of the date of expiration or termination and all filings and registrations therefor, in each case held, possessed or controlled by LICENSEE; (ii) any and all Trademarks relating to the Licensed Product in the Territory and all associated goodwill; and (iii) any and all material information pertaining to the development and commercialization of the Licensed Product in the Territory, including but not limited to any and all regulatory documents and clinical trial data pertaining to the Territory and all CMC data generated for the European manufacturing of Licensed Product; provided, however, that LICENSEE will retain the right to use all results, records, data, and information produced by LICENSEE during its development and any other activities under this Agreement for research purposes in the Territory to the extent that such use is not a violation of any LICENSOR Intellectual Property; the foregoing transfer activities shall be undertaken (A) at [***]’s cost, in the event this Agreement is terminated [***], (B) at [***]’s cost, in the event this Agreement is terminated [***], (C) [***] in the event this Agreement expires by its terms;

(d)	in the event there are any ongoing clinical trials of the Licensed Product in the Territory as of the date on which this Agreement expires or a notice of termination has been issued, LICENSEE will, at LICENSOR’s discretion to be determined within [***] of such expiration or notice of termination, and at LICENSOR’s sole cost and expense: (i) continue such trials in the normal course for a period requested by LICENSOR up to a maximum of [***] after the effective date of such expiration or termination (or to completion, if it is not practicable to transfer responsibility for conducting such trials), (ii) to the extent so requested by LICENSOR and consistent with applicable laws, promptly transition to LICENSOR or its designee such clinical trials or portions thereof (including, without limitation, all quantities of the Licensed Product then in LICENSOR’s possession), or (iii) terminate such on-going clinical trials in a manner consistent with applicable laws; provided, however, LICENSEE will not be obligated to continue such clinical trials if it determines that an on-going clinical trial being run by LICENSEE or any of its Affiliates would pose an unacceptable safety risk for subjects or patients participating in such on-going clinical trials; and

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

(e)	upon written request by a Party, each Party will promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that (i) such Party may keep one copy of such materials for archival purposes to be used in connection with the interpretation and enforcement hereof and subject to a continuing confidentiality obligations; and (ii) if either Party retains rights to use, develop, manufacture, commercialize, or otherwise exploit the Licensed Product following termination of this Agreement, then such Party will not be required to return or destroy the Confidential Information of the other Party to the extent reasonably necessary or useful to continue to exercise its rights to use, develop, manufacture, commercialize, and otherwise exploit the Licensed Product.

15.3	If this Agreement is terminated by LICENSEE pursuant to Section 14.4 and, prior to termination, LICENSEE generated Development Data by conducting one or more clinical trials, then [***].

15.4	The expiration or termination of this Agreement for any reason shall not affect any rights or obligation of either Party which have accrued prior to such termination, nor shall it affect the confidentiality and indemnification provisions.

16.	Miscellaneous

16.1	Notices: All notices or other communication required or permitted to be given under this Agreement shall be in writing in the English language and shall be deemed given upon receipt if delivered personally or by email (with confirmation of receipt) or on the next business day if sent by overnight delivery using an internationally recognized express courier service. All such notices and other communications shall be delivered at the addresses set forth below or to such other address as either Party may, from time to time, designate by written notice in accordance with this Section to the other Party:

If to LICENCEE:

MEDICE Arzneimittel Pütter GmbH & Co. KG

Attn.: Dr Richard Ammer, CEO

Kuhloweg 37

58638 Iserlohn

Germany

Email: r.ammer@medice.de

Tel.: +49 (0)2371 – 937 154

If to LICENSOR:

Vallon Pharmaceuticals Inc.

Attn.: David Baker, President and CEO

Two Logan Square

100 N. 18th Street

Suite 300

Philadelphia, PA 19103

USA

Email: info@vallon-pharmaceuticals.com

Tel.: (267) 207-3606

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

16.2	Assignment: Neither Party shall assign or transfer this Agreement or any right or obligation hereunder without the other Party’s prior written consent, which shall not be unreasonably withheld, except that LICENSOR may assign or transfer this Agreement or its rights and obligations hereunder without LICENSEE’s consent in connection with any sale of itself or the sale of the portion of its business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest, provided that the assignee shall expressly agree to be bound by LICENSOR’s obligations under this Agreement (to the extent not otherwise bound by operation of law).

16.3	Publicity

(a)	Neither Party nor any of their respective Affiliates shall originate any publicity, news release or public announcement, written or oral, relating to this Agreement without the prior written approval of the other Party, which shall not be unreasonably withheld, subject to subsection (b) below.

(b)	If a Party or its Affiliate is required by law, including health and securities laws and regulations and stock exchange rules, to make an announcement, then, to the extent practicable under the circumstances and taking into account the relevant timelines for making such announcement (in particular with regard to ad-hoc-announcements), it will give the other Party [***] advance written notice of the text of the announcement so that the other Party will have an opportunity to comment upon the announcement. The other Party shall cooperate fully with the Party obligated to make such announcement and shall provide all assistance within the time reasonably requested by the Party obligated to disclose.

16.4	Waiver: Failure by either Party to avail itself of one or more clauses of this Agreement shall in no event be construed as a waiver thereof.

16.5	Entire Agreement: This Agreement including all Exhibits attached hereto constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any promise, agreement or consent, whether written or oral, made between the Parties hereto before the execution of this Agreement with respect to the subject matter hereof.

16.6	Force Majeure: The Parties hereto shall not be liable for failure of or delay in performing any obligation under this Agreement, if such failure or delay is due to any cause beyond the reasonable control of the affected Party; provided, however, that the Party affected shall promptly notify the other Party of the force majeure and shall exert all reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations with all possible speed. If a force majeure event exceeds a period of [***], the non-affected Party shall be entitled to terminate this Agreement forthwith and the provisions of Section 15 shall apply in the event of such termination.

16.7	Amendments: No amendments or modifications of or additions to this Agreement, or any waiver of the written form requirement set forth in this Section 16.7, shall be binding upon either Party unless set forth in writing and executed by duly authorised representatives of both Parties.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

16.8	Severability: Should any provision of this Agreement be or become invalid or unenforceable under applicable law as a whole or in part, the remaining provisions shall continue to be in full force and effect. Any such invalid or unenforceable provision shall be deemed replaced by such valid and enforceable provision which will approximate as closely as possible the economic result intended by the Parties.

16.9	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of State of New York, USA without regard to any conflict of law principles and to the exclusion of the UN Convention on Contracts for the International Sale of Goods (CISG).

16.10	Dispute Resolution, Place of Jurisdiction:

(a)	In the event of any controversy or claims arising out of or in relation to any provision of this Agreement or the breach thereof or in connection with the validity of this Agreement, the Parties shall first make reasonable efforts to settle the dispute between themselves and shall to this end refer the dispute, by written notice given by one Party to the other Party, to the CEO of each Party or a general manager of each Party as named by each Party. The CEOs or general managers to whom such dispute is submitted shall attempt to resolve the dispute through good faith negotiations within [***] from submission unless the Parties agree otherwise.

(b)	If the CEOs or general managers are unable to resolve the dispute within such [***], the dispute shall be referred to mediation. The Parties shall retain a mediator, who will be a lawyer having at least fifteen (15) years of experience litigating and mediating complex contracts, including licensing agreements in the pharmaceutical industry and agreements relating to the development and/or commercialization of pharmaceutical products in Europe, to aid the Parties in their discussions and negotiations by informally providing advice to the Parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the Parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding. The mediator shall be selected by agreement of the Parties. The Parties shall use reasonable efforts to select the mediator and conduct the mediation within [***] after the dispute is referred for mediation. The mediation shall take place in the State of New York, USA. Costs of the mediation shall be borne equally by the Parties, except that each Party shall be responsible for its own expenses. Mediation shall be a prerequisite to the commencement of any arbitration proceeding by either Party.

(c)	If any dispute is not resolved within [***] after the dispute is first referred to the Parties’ respective CEOs for resolution pursuant to Section 16.10(a), either Party may submit the dispute to an arbitration tribunal in accordance with and subject to this Section 16.10(c). The arbitration will be held in the State of New York, USA and conducted in the English language. The arbitration will be conducted in accordance with the Commercial Arbitration Rules and Mediation Procedures (the “Commercial Rules”) of the American Arbitration Association (“AAA”) (or such successor organization) by one arbitrator selected by agreement of the Parties within [***] after the submission of the request for arbitration. If the Parties cannot agree on an arbitrator within a reasonable period of time, an arbitrator will be appointed by the American Arbitration Association (or such successor organization) in accordance with the Commercial Rules. The arbitrator will have no authority to vary from or ignore the terms of this Agreement and will be bound by controlling law. The arbitrator will decide questions of arbitrability. Any decision by the arbitrator will be binding upon the Parties and may be entered as final judgment in any court having jurisdiction. The cost of any arbitration proceeding will be borne by the Parties as the arbitrator will determine if the Parties have not otherwise agreed. The arbitrator will render his or her final decision in writing to the Parties within [***] of the arbitrator’s appointment. The arbitrator may award attorneys’ fees and costs to the prevailing Party.

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

16.11	Headings: The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

16.12	Language: This Agreement is written in the English language.

16.13	Costs: Each Party shall bear its own costs and expenses, including the fees of its financial and legal advisors, incurred in connection with the negotiation, preparation, execution and consummation of this Agreement and any Exhibits hereof.

16.14	Counterparts: The Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via email (including as a PDF file) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.

Place, Date	Place, Date
Iserlohn, Dec. 16th, 2019	Philadelphia, PA Jan. 6, 2020

/s/ Richard Ammer	/s/ David Baker

Dr Richard Ammer, Managing Director	David Baker, President & CEO

Medice Arzneimittel Pütter GmbH & Co. KG	Vallon Pharmaceuticals Inc.

Place, Date	Place, Date
Iserlohn, Dec. 16th, 2019
/s/ Martin Vortkamp, Head of Business Development

pp. Martin Vortkamp, Head of Business Development

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

Medice Arzneimittel Pütter GmbH & Co. KG

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 1

LICENSOR Intellectual Property

[***]

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 2

Specifications

[***]

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 3

Territory

Albania

Armenia

Austria

Azerbaijan

Belarus

Belgium

Bulgaria

Croatia

Cyprus

Czech Republic

Denmark

Estonia

Finland

France

Germany

Greece

Hungary

Iceland

Ireland

Italy

Kazakhstan

Kyrgyzstan

Latvia

Liechtenstein

Lithuania

Luxembourg

Malta

Monaco

Netherlands

North Macedonia

Norway

Poland

Portugal

Romania

Russia

San Marino

Serbia

Slovakia

Slovenia

Spain

Sweden

Switzerland

United Kingdom

Tajikistan

Turkey

Turkmenistan

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 4

Pharmacovigilance Agreement

[***]

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 5

Tech-transfer

[***]

Confidential Treatment Requested by Vallon Pharmaceuticals, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 6

Pre-approved Sublicensees

[***]